As filed with the Securities and Exchange Commission on June 28, 2013
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________
PDC Energy, Inc.
(Exact name of registrant as specified in its charter)
________________________

Nevada	95-2636730
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
(Address of principal executive offices)

Amended and Restated 2010 Long-Term Equity Compensation Plan of PDC Energy, Inc.

Daniel W. Amidon, Esq.
Senior Vice President, General Counsel and Secretary
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
John Elofson, Esq. Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 (303) 892-9400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company ☐

________________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share (2)	1,600,000	$50.22 (3)	$80,352,000 (3)	$10,960 (4)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant (“Common Stock”) to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Includes certain rights to purchase shares of Common Stock upon the occurrence of certain events as contemplated by the Registrant's Rights Agreement dated September 11, 2007.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock on the Nasdaq Global Select Market on June 24, 2013.

(4)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 1,600,000 shares of Common Stock available under the 2010 Long-Term Equity Compensation Plan of PDC Energy, Inc. as a result of an amendment to that plan.

EXPLANATORY NOTE

PDC Energy, Inc. (the “Company”) has previously filed a registration statement on Form S-8 relating to the 2010 Long-Term Equity Compensation Plan of PDC Energy, Inc. (the “Plan”), File No. 333-167945 (the “Prior Registration Statement”). On June 6, 2013, the Company's stockholders approved an amendment and restatement of the Plan, which, among other things, increased the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) available under the Plan by 1,600,000. Accordingly, this registration statement is being filed to register the additional 1,600,000 shares of Common Stock. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The following documents filed by the Company with the Commission are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013;

•	our Current Reports on Form 8-K filed on May 14, 2012 (filed under Items 8.01 and 9.01), February 5, 2013, May 28, 2013, June 3, 2013, June 11, 2013, June 24, 2013 and June 28, 2013 (two filings);

•
the description of the Common Stock contained in the Registration Statement of the Company on Form 8-A, as amended and superseded by the disclosure set forth in “Description of Capital Stock” in the Prospectus of the Company filed under Rule 424(b)(5) on May 16, 2013; and

•	the description of certain rights to purchase shares of Common Stock contained in the Registration Statement on Form 8-A of the Company filed on September 14, 2007.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 28th day of June, 2013.
PDC ENERGY, INC.

By: /s/ James M. Trimble
Name: James M. Trimble
Title: Chief Executive Officer, President and Director
(Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints James M. Trimble and Gysle R. Shellum, and each of them, his true and lawful agent, proxy and attorney−in−fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate to be done in connection with the foregoing, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney−in−fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James M. Trimble	Chief Executive Officer, President and Director (Principal Executive Officer)	June 28, 2013
James M. Trimble

/s/ Gysle R. Shellum	Chief Financial Officer (Principal Financial Officer)	June 28, 2013
Gysle R. Shellum

/s/ R. Scott Myers	Chief Accounting Officer (Principal Accounting Officer)	June 28, 2013
R. Scott Myers

/s/ Jeffrey C. Swoveland	Chairman of the Board and Director	June 28, 2013
Jeffrey C. Swoveland

	Director	June 28, 2013
David C. Parke

/s/ Joseph E. Casabona	Director	June 28, 2013
Joseph E. Casabona

	Director	June 28, 2013
Anthony J. Crisafio

/s/ Kimberly Luff Wakim	Director	June 28, 2013
Kimberly Luff Wakim

	Director	June 28, 2013
Larry F. Mazza

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated 2010 Long-Term Equity Compensation Plan of PDC Energy, Inc.
5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of KPMG LLP.
23.4	Consent of Ryder Scott Company, L.P., Petroleum Consultants.
24.1	Power of Attorney (included on signature page of this registration statement).